EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

PDI, Inc.
Parsippany, New Jersey
We hereby consent to the incorporation by reference in the Registration Statements on Form S3 (No. 333-174348) and Forms S8 (No. 333-61231, 333-60512, 333-123312, and 333-177969) of PDI, Inc. of our report dated March 6, 2014, relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.

/s/BDO USA, LLP

Woodbridge, New Jersey
March 6, 2014